EXHIBIT 5.1


                                December 17, 2002

Enzon Pharmaceuticals, Inc.
20 Kingsbridge Road
Piscataway, NJ  08854

      Re: Registration Statement on Form S-8

      Ladies and Gentlemen:

      We have acted as counsel to Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form S-8 (the "Registration Statement") of an aggregate of 2,000,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"), which are to be offered and sold under the Company's 2001 Incentive Stock Plan (the "Plan"). This opinion is being delivered at your request.

      We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

      Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing opinion is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                            Very truly yours,
                                            ------------------------
                                           /s/ Dorsey & Whitney LLP



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